LOAN AGREEMENT


     This Loan Agreement is made and entered into as of this 18th day of May, 1999 by and between SCNV Acquisition Corp., a corporation organized under the laws of the State of Delaware ( the "Lender"); and Elecmatec Electro-Magnetic Technologies Ltd., a company organized under the laws of the State of Israel ("Borrower").

     WHEREAS, pursuant to the term sheet dated December 28, 1998, among the Lender, the Borrower, and Messrs. Herman Branover, Arie El-Boher, Yuri Gelfgat, Israel Weinbaum and Ariel Shemer (the "Term Sheet"), the Lender agreed, subject to the closing of the transactions contemplated by the Term Sheet, to lend the Borrower, from time to time, up to an aggregate of $1,000,000 (one million US
Dollars), as needed by the Borrower to finance its activities (including the payment of salaries and the purchase of equipment); and

     WHEREAS, the parties agreed that such amount shall also include guarantees provided prior to the date of this Agreement, and to be provided in the future, by the Lender to the Borrower; and

     WHEREAS, the parties entered into a loan agreement dated as of December 30, 1998, a copy of which is attached hereto as Exhibit A (the "Original Loan Agreement"), pursuant to which the Lender (i) lent the Borrower an aggregate sum of $110,000 (one hundred and ten thousand US Dollars) (the "Original Loan") and
(ii) provided the Borrower with a guarantee in the amount of $162,000 (one hundred and sixty-two thousand US Dollars) (the "Original Guarantee"); and

     WHEREAS, pursuant to the Original Loan Agreement, upon the closing of the transaction contemplated by the Term Sheet, the Original Loan is to become part of the loans to be provided under this Agreement and to be subject to the terms of this Agreement; and

     WHEREAS, in addition to the amounts lent to the Borrower under the Original Loan Agreement, the Lender has lent the Borrower, including amounts being lent on the date hereof, an aggregate amount of $116,917 (one-hundred and eight thousand, nine-hundred and seventeen US Dollars) (the "Interim Amount"); and

     WHEREAS, the parties have agreed that upon the closing of the transaction contemplated by the Term Sheet, the Interim Amount and the Original Guarantee shall become part of the loans to be provided under this Agreement and shall be subject to the terms of this Agreement; and

     WHEREAS, the transactions contemplated by the Term Sheet are being closed simultaneously with the execution of this Agreement. NOW, THEREFORE, the parties agree as follows:

     1. Preamble. The Preamble to this Agreement constitutes an integral part hereof.


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     2. Loan and Guarantees.

     2.01 The Lender hereby agrees to lend the Borrower and/or provide Guarantees (as defined below) of up to an additional aggregate amount of $619,083 (six-hundred and nineteen thousand, eighty-three US Dollars) in several installments (each, an "Installment") and/or Guarantees, as the case may be, based on the actual needs of the Borrower. All amounts transferred to the Borrower by the Lender pursuant to this Section 2.01 together with the Original Loan and the Additional Amount shall hereinafter be referred to as the "Loan." The term "Guarantee" shall mean a guarantee to be provided by the Lender to third parties at the request of the Borrower, including a guarantee in favor of King ___________ Ltd.

     2.02 Each Installment or Guarantee shall be made by the Lender following the receipt of a written request from the Chief Executive Officer of the Borrower certifying that the Borrower is in need of such financing or Guarantee and setting forth the use to be made of such funds or Guarantee, as the case may be.

     2.03 Each Installment shall be made pursuant to a Heiter Iska in the form attached hereto as Exhibit B (the "Form"), which shall govern the amounts of money in excess of the principal to be paid back by the Borrower. Each Heiter
Iska shall be drafted in a manner to ensure that the amount of "additional profit" as set forth in Section 4 of the Heiter Iska shall be reduced (as compared to the amount set forth in Section 4 of the Form) in the same proportion as the reduction in the amount of the money loaned pursuant to the Heiter Iska (as compared to the amount set forth in the opening paragraph of the Form).

     2.04 Upon the payment by the Lender of any Installment or the provision of any Guarantee pursuant to this Section 2, the parties shall update the loan schedule set forth in Exhibit C to this Agreement to include such Installment or Guarantee.

     3. Representations and Warranties of Borrower.

     3.01 Accuracy of Representations and Warranties. The Borrower hereby represents and warrants that the representations and warranties made by the Borrower in the Share Purchase Agreement between the Borrower and the Lender, dated as of May 18, 1999, (attached hereto as Exhibit D) (the "Share Purchase Agreement") are true and correct as of the date hereof.

     3.02 Validity of Transaction. The Borrower has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of the Borrower have been duly taken to authorize the execution, delivery, and performance of this Agreement by the Borrower. This Agreement is the legal, valid, and binding obligation of the Borrower, and is enforceable as to the Borrower in accordance with its terms.

     4. Representations and Warranties of Lender.


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     4.01  Accuracy  of  Representations  and  Warranties.   The  Lender  hereby
represents and warrants that the representations and warranties made by the Lender in the Share Purchase Agreement were true and correct when made, and are true and correct as of the date hereof as if made on the date hereof.

     4.02 Validity of Transaction. The Lender has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of the Lender have been duly taken to authorize the execution, delivery, and performance of this Agreement by the Lender. This Agreement is the legal, valid, and binding obligation of the Lender, and is enforceable as to the Lender in accordance with its terms.

     5. Repayment of the Loan and Removal of Guarantee. Unless agreed to otherwise in writing by the Lender, any amounts received by the Borrower in any equity or debt financing and any net profit obtained by the Borrower from its operations shall first be used, before any use of such funds for any other purpose, to: (i) repay any outstanding balance of the principal of the Loan and all other amounts owing pursuant to the Heiterei Iska entered into pursuant to
Section 2.03 above until the full repayment of the principal of the Loan and all such other amounts, and (ii) cause the full removal of all of the Guarantees, including the Original Guarantee.

     6. Security. As security for the Borrower's obligations hereunder, the Borrower pledged to the Lender all rights that it holds to all Intellectual Property and all its physical assets, and granted to the Lender a lien thereto and security interest therein. A copy of the pledge agreement is attached hereto as Exhibit E.

     7. Default. Any outstanding balance of the Loan, including all amounts accumulated pursuant to the terms of the Heiterei Iska, will immediately become due and payable upon any Event of Default as defined herein. The occurrence of any of the following shall be an Event of Default:

     7.01 any material breach by Borrower of any of its obligations or representations under this Agreement;

     7.02 the commencement by Borrower of any liquidation proceedings or the adoption of a winding up resolution by the Borrower, or the appointment of a receiver or trustee over the whole or any part or Borrower's assets, or the calling by Borrower of a meeting of creditors for the purpose of entering into a scheme or arrangement with them;

     7.03 the levy of an attachment or the institution of execution proceedings against the whole or a substantial part of Borrower's assets. The Borrower shall notify Lender within 72 hours of any such attachment or proceeding.


     8. Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes any provisions of the Original Loan Agreement relating to the Original Loan and the


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Original  Guarantee.  This  Agreement may not be modified or amended except by a written agreement signed by the parties hereto.

     9. Governing Law. This agreement shall be governed by the laws of the State of Israel. Any dispute arising under or in connection with this Agreement shall be settled exclusively before the courts of the State of Israel.


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IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the date first above written.


SCNV Acquisition Corp.              Elecmatec Electro-Magnetic Technologies Ltd.


By: /s/ Shaul Lesin                 By: /s/ Arik El-Boher
    ---------------------           -------------------------
Name:   Shaul Lesin                 Name:   Arik El-Boher
Title:   E.V.P.                     Title:  CEO